As filed with the Securities and Exchange Commission on March 19, 2021

Registration No. 333-248804

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STUDIO CITY INTERNATIONAL HOLDINGS LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

36th Floor, The Centrium

60 Wyndham Street

Central

Hong Kong

+852 25983600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, New York 10168

USA

+1 800 221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

David T. Zhang

Kirkland & Ellis International LLP

c/o 26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

+852 3761-3300

Tim Cruickshank

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to deregister all of the unsold securities previously registered under the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1, or this Post-Effective Amendment, is filed by Studio City International Holdings Limited, a Cayman Islands exempted company, or Studio City, and amends the registration statement initially filed on Form F-3 (File No. 333-248804) with the Securities and Exchange Commission, or the Commission, on September 15, 2020, or, as amended on September 25, 2020, the Registration Statement, and declared effective by the Commission on September 29, 2020, which registered 32,215,239 American Depositary Shares, representing 128,860,956 Class A Ordinary Shares of Studio City, par value US$0.0001 per share, or the Shares, to be sold from time to time and at indeterminate prices by the selling shareholders named therein. Studio City has filed this Post-Effective Amendment to deregister any of the Shares that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, China, on March 19, 2021.

Studio City International Holdings Limited

By:	/s/ Kevin Benning
Name:	Kevin Benning
Title:	Property General Manager

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on March 19, 2021.

Signature	Title

/s/ Kevin Benning Name: Kevin Benning	Property General Manager (principal executive officer)

/s/ Geoffrey Stuart Davis Name: Geoffrey Stuart Davis	Director and Chief Financial Officer (principal financial officer)

/s/ Heather Rollo Name: Heather Rollo	Principal Accounting Officer

* Name: Lawrence Yau Lung Ho	Director

* Name: Evan Andrew Winkler	Director

* Name: Clarence Yuk Man Chung	Director

* Name: Stephanie Cheung	Director

* Name: Akiko Takahashi	Director

* Name: David Anthony Reganato	Director

* Name: Timothy Paul Lavelle	Director

* Name: Dominique Mielle	Independent Director

* Name: Kevin F. Sullivan	Independent Director

* Name: Nigel Alan Dean	Independent Director

* By: /s/ Geoffrey Stuart Davis
Name: Geoffrey Stuart Davis Attorney-in-Fact

II-1

SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Studio City International Holdings Limited, has signed this registration statement or amendment thereto in the city of New York, New York, on March 19, 2021.

Cogency Global Inc. Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President